                                                                    EXHIBIT 21.1

                       SUBSIDIARIES OF POPPE TYSON, INC.

  Set forth below are the names of certain subsidiaries, at least 50% owned, directly or indirectly, of Poppe Tyson, Inc.

                                                      PERCENTAGE
                                                       OWNED BY  JURISDICTION OF
      NAME                                             COMPANY    INCORPORATION
      ----                                            ---------- ---------------
Animated Systems & Design, Inc. .....................    100%      Delaware
Accent Software, Inc. ...............................    100%      California